UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2008

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 11, 2008, Regions Bank, a wholly owned subsidiary of Regions Financial Corporation (the “Corporation”), completed an offering of $3,500,000,000 aggregate principal amount of guaranteed bank notes, including: (i) $1,750,000,000 aggregate principal amount of its 3.250% Senior Bank Notes due December 9, 2011; (ii) $1,000,000,000 aggregate principal amount of its 2.750% Senior Bank Notes Due December 10, 2010; (iii) $500,000,000 aggregate principal amount of its Floating Rate Senior Bank Notes due December 10, 2010; and (iv) $250,000,000 aggregate principal amount of its Floating Rate Senior Bank Notes due June 11, 2010 (collectively, the “Notes”). Payment of principal and interest on the Notes will be guaranteed by the full faith and credit of the United States pursuant to the Debt Guarantee Program (the “Debt Guarantee Program”) under the Federal Deposit Insurance Corporation’s (the “FDIC”) Temporary Liquidity Guarantee Program. The Notes are solely obligations of Regions Bank and are not guaranteed by the Corporation.

In addition, on December 16, 2008, Regions Bank issued an additional $250,000,000 of its 3.250% Senior Bank Notes due December 9, 2011.

In connection with the Debt Guarantee Program, on December 1, 2008, each of the Corporation and Regions Bank, separately entered into a Master Agreement (each a “Master Agreement”) with the FDIC. The Master Agreement contains certain terms and conditions that must be included in the governing documents for any senior debt securities issued by the Corporation or Regions Bank that are guaranteed pursuant to the Debt Guarantee Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: December 16, 2008